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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
US Gold Corporation:

        We consent to the incorporation by reference in the following registration statements: (No. 333-144569) on Form S-8; (No. 333-144563) on Form S-8; (No. 333-144410) on Form S-3; (No. 333-138271) on form S-4; (No. 333-138272) on Form S-4; (No. 333-138233) on Form S-4; (No. 333-112269) on Form S-8; and (No. 333-36600) on Form S-8 of US Gold Corporation of our report dated March 14, 2007 except for Note 13, dated March 27, 2007, relating to the consolidated financial statements of US Gold Corporation as of December 31, 2006 and for the years ended December 31, 2005 and 2006, which report appears in the annual report on Form 10-K of US Gold Corporation for the fiscal year ended December 31, 2007.

Stark Winter Schenkein & Co., LLP

Denver, Colorado
March 17, 2008

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Consent of Independent Registered Public Accounting Firm